Exhibit 10.2

ASSIGNMENT OF INTEREST

THIS ASSIGNMENT (the “Assignment”), made and entered into this 31st day of March, 2006, and effective as of March 31, 2006 (the “Effective Date”), by and between Dominion Homes Financial Services, Ltd., an Ohio limited liability company (“Assignor”), and Wells Fargo Ventures, LLC, a Delaware limited liability company (“Assignee”);

RECITALS:

A. Assignor is the holder of one thousand (1000) Member Units (the “Units”) in Centennial Home Mortgage, LLC, a Delaware limited liability company (the “Company”).

B. Assignor desires to sell to Assignee five hundred one (501) of the Units, and Assignee desires to purchase the same from Assignor, as more particularly provided herein.

NOW, THEREFORE, in consideration of the premises, and the mutual promises contained herein, the parties hereto do hereby agree as follows:

1. Assignment of Interest. Assignor does hereby sell, assign and transfer unto Assignee, all of the right, title, and interest in and to five hundred one (501) of the Units, and the associated interests in the capital, income, losses, credits, and distributions of Company, as set forth in the Agreement of Limited Liability Company for Company dated as of                     , 2006 (the “Interest”).

2. Payment for Interest. In payment for the Interest, Assignee will pay to Assignor the sum of One Million Eight Hundred Thirty-Seven Thousand Five Hundred and Seventy Five Dollars ($1,837,575.00), in cash or immediately available funds in the following manner: (a) Nine Hundred Thirty Seven Thousand Five Hundred Seventy-Five Dollars ($937,575) has been paid by Assignee to Assignor on the date hereof, and the receipt by Assignor of such amount is hereby acknowledged, and (b) Nine Hundred Thousand will be paid by Assignee to Assignor on April 3, 2006.

3. Representations, Warranties and Covenants.

a. Assignor does hereby represent and warrant unto, and covenant with, Assignee, its successors and assigns, as follows:

i. As of the execution date hereof, Assignor is the legal owner, beneficial owner, and owner of record of the Interest.

ii. Assignor has good and valid title to the Interest, free and clear of all liens, encumbrances, charges, agreements, warrants, options, claims, rights and interests of all others whomsoever and subject to no restrictions.

iii. Assignor has full right, power and authority: (a) to execute and deliver this Assignment; (b) to perform Assignor’s obligations under this Assignment; and (c) to sell, transfer, assign and deliver to Assignee full title to the Interest pursuant to this Assignment and neither the execution of nor the delivery of this Assignment will constitute a breach or default under any agreement, indenture, trust or other obligation to which Assignor is a party or otherwise bound.

iv. Upon the delivery of this Assignment to Assignee, Assignee will acquire good and valid title to the Interest and will be the full, absolute, legal and beneficial owner of the Interest, free and clear of all liens, encumbrances, charges, agreements, warrants, options, claims, rights and interests of all others whomsoever and subject to no restrictions, other than pursuant to the Agreement of Limited Liability Company.

v. Assignor understands the meaning and legal consequences of all representations, warranties and covenants contained herein. Assignor acknowledges that Company is a third party beneficiary of the representations, warranties, and covenants of Assignor contained herein. Assignor hereby agrees to indemnify and hold harmless Assignee and Company from any and all damages, liability, losses, costs and expenses (including reasonable attorneys’ fees) which Assignee or Company may incur by reason of Assignor’s failure to fulfill any of the terms and conditions contained herein or by reason of Assignor’s breach of any of the representations, warranties and covenants contained herein.

b. Assignee does hereby represent and warrant unto, and covenant with, Assignor, its successors and assigns, as follows:

i. Assignee is a limited liability company organized under the laws of the State of Delaware. The address set forth below is Assignee’s true and correct principal office, and Assignee has no present intention of changing Assignee’s principal office.

ii. Assignee has full right, power and authority: (a) to execute and deliver this Assignment; and (b) to perform Assignee’s obligations under this Assignment, and neither the execution of nor the delivery of this Assignment will constitute a breach or default under any agreement, indenture, trust or other obligation to which Assignee is a party or otherwise bound.

iii. Assignee, either alone or with Assignee’s purchaser representative(s), has such knowledge and experience in financial and business matters that Assignee is capable of evaluating the merits and risks of the prospective investment in the Interest.

iv. Assignee understands that in addition to the restrictions on transfer of the Interest imposed by the Agreement of Limited Liability Company, the Interest has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to the provisions of the securities or other laws of any other applicable jurisdictions, in reliance on exemptions under Securities Act Sections 4(1) and 4(2), and similar state securities law exemptions for private offerings. Assignee is fully aware that the Interest is to be sold in reliance upon such exemptions based upon the representations, warranties and agreements set forth herein. Assignee is fully aware of the restrictions on sale, transferability and assignment of the Interest and that Assignee must bear the economic risk of the investment in the Interest for an indefinite period of time because the Interest has not been registered under the Securities Act, and, therefore, cannot be offered or sold unless it is subsequently registered under the Securities Act or an exemption from such registration is available.

v. Assignee is acquiring the Interest hereunder for Assignee’s own account and not for the account of others and for investment purposes only and not with a view to or for the transfer, assignment, resale or distribution thereof, in whole or in part. Assignee has no present plans to enter into any such contract, undertaking, agreement or arrangement.

vi. Assignee further acknowledges that the undersigned will cooperate with Assignor and Company in taking any actions necessary and proper in order for Company to issue the Interest in accordance with applicable securities laws, including execution of and filing with the Securities and Exchange Commission of appropriate notices as required by the Securities Act.

vii. Assignee understands the meaning and legal consequences of all representations, warranties and covenants contained herein. Assignee acknowledges that Company is a third party beneficiary of the representations, warranties, and covenants of Assignee contained herein. Assignee hereby agrees to indemnify and hold harmless Assignor and Company from any and all damages, liability, losses, costs and expenses (including reasonable attorneys’ fees) which Assignor or Company may incur by reason of Assignee’s failure to fulfill any of the terms and conditions contained herein or by reason of Assignee’s breach of any of the representations, warranties and covenants contained herein.

c. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement of Limited Liability Company.

4. Further Assurances. Each party shall execute and deliver to the other party such documents and instruments as are appropriately requested by the other party to effectuate the assignments of the member interests made pursuant to this Assignment.

5. Notices. Any notice provided or permitted to be given under this Assignment must be in writing, shall be given when actually received if transmitted by hand delivery, and shall be deemed given three (3) days after deposit or transmittal if deposited in the United States mail (which must be postage prepaid and registered or certified, with a return receipt requested) or if transmitted by Federal Express (with provision made for the fees thereof), and in the case of either method addressed as follows:

a.	If to Assignor, to:

Dominion Homes Financial Services, Ltd.

5000 Tuttle Crossing Blvd.

Dublin, OH 43016

Attn: Christine Murry, Esq.

b.	If to Assignee, to:

Wells Fargo Ventures, LLC

Attn: General Counsel

1 Home Campus, X2401-06T

Des Moines, Iowa 50328-0001

A party may change its address for notice by giving notice thereof in the manner hereinabove provided.

6. Waiver. Any term or condition of this Assignment may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise any right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Assignment shall constitute a waiver of or assent to any succeeding breach or default in the same or any other term or condition hereof.

7. Severability. If any provision of this Assignment or the application thereof to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Assignment or any such provision and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

8. Governing Law. This Assignment and the rights and obligations of the respective parties hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of Ohio, excluding the conflicts of laws provisions thereof.

9. Headings. All headings herein are inserted for convenience and ease of reference only and are not to be considered in the construction or interpretation of any provision of this Assignment.

10. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

11. Complete Agreement. This Assignment constitutes the complete and exclusive statement of the agreement between the parties with respect to the subject matter hereof, and replaces and supersedes all prior agreements by and among the parties or any of them with respect thereto. This Assignment supersedes all prior written and oral statements and no representation, statement or condition or warranty not contained in this Assignment shall be binding on the parties or have any force or effect whatsoever.

12. Amendment. This Assignment may not be amended, altered or modified except by an instrument in writing signed by the parties hereto.

13. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

[The next page is the signature page]

IN WITNESS WHEREOF, Assignor and Wells Fargo have executed this Assignment of Interest under seal effective as of the Effective Date.

DOMINION HOMES FINANCIAL SERVICES, LTD.

By:	/s/ William G. Cornely
Name:	William G. Cornely
Title:	President

WELLS FARGO VENTURES, LLC

By:	/s/ Karolyn Baker
Name:	Karolyn Baker
Title:	Vice President